                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

                We consent to the incorporation by reference in this Registration Statement of US Diagnostic Inc. on Form S-3 of our report dated February 20, 1996 for the year ended December 31, 1995, appearing in the Annual Report on Form 10-K of US Diagnostic Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus which is a part of this Registration Statement.

                On July 1, 1996, the firm of Mortensen and Associates, P.C. changed its name to Moore Stephens, P.C.

/s/ Moore Stephens, P.C.

MOORE STEPHENS, P.C.

Cranford, New Jersey
November 25, 1998